Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Life360, Inc.
San Mateo, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2023, relating to the consolidated financial statements of Life360, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, P.C.
San Francisco, California
May 9, 2024